UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 16, 2011

Commission File number 1-8198

HSBC FINANCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	86-1052062
(State of incorporation)	(IRS Employer Identification Number)

26525 N. Riverwoods Boulevard Mettawa, Illinois	60045
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (224) 544-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 16, 2011, HSBC Finance Corporation (“HSBC Finance” or the “Company”) issued a press release to announce that it has commenced an offer to exchange $2,938,669,000 principal amount of 6.676% Senior Subordinated Notes due 2021, which are registered under the Securities Act of 1933 (the “New Notes”), for $2,938,669,000 principal amount of outstanding 6.676% Senior Subordinated Notes due 2021, which have not been registered under the Securities Act of 1933 (the “Old Notes”).

The terms of the New Notes to be issued are identical in all material respects to the Old Notes, except that the New Notes will have been registered under the Securities Act of 1933, will not have any of the transfer restrictions, registration rights and additional interest provisions relating to the Old Notes and will bear a different CUSIP number from the Old Notes.  The Company will not receive any proceeds from the exchange offer.

The exchange offer is being conducted upon the terms and subject to the conditions set forth in the prospectus dated September 16, 2011, and the related letter of transmittal.  The exchange offer will be open for acceptance until 11:59 p.m., New York City time, on Friday, October 14, 2011, unless extended.  Persons with questions regarding the exchange offer should contact the exchange agent, Global Bondholder Services Corporation, toll-free at (866) 612-1500.  Banks and brokers should contact the exchange agent at (212) 430-3774.

A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)      Exhibits.

99.1    Press Release of HSBC Finance Corporation dated September 16, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HSBC FINANCE CORPORATION
(Registrant)

	By:	/s/ Mick Forde
Date: September 16, 2011	Name:	Mick Forde
	Title:	Senior Vice President, Deputy General Counsel — Corporate and Assistant Secretary

Exhibit Index

Exhibit No.	Description
99.1	Press Release of HSBC Finance Corporation dated September 16, 2011.